SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported):    December 19, 2003

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 North Main Street

P.O. Box 446

Bowling Green, Virginia 22427

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:    (804) 633-5031

Item 5.    Other Events.

On December 19, 2003, Union Bankshares Corporation, a Virginia bank holding company, announced that it had entered into a definitive merger agreement, dated as of December 19, 2003, with Guaranty Financial Corporation, a Virginia bank holding company. The merger agreement defines the terms of Union Bankshares Corporation acquiring Guaranty Financial Corporation. A copy of the press release is attached as Exhibit 99.1.

The press release is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1	Press Release of Union Bankshares Corporation dated December 19, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: December 19, 2003	By:	/s/ D. Anthony Peay
D. Anthony Peay Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Union Bankshares Corporation dated December 19, 2003.